Exhibit 32

March 15, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the Annual Report on Form 10-K of Commonwealth Telephone Enterprises, Inc., the certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Michael J. Mahoney, the Chief Executive Officer and Donald P. Cawley, the Chief Accounting Officer of Commonwealth Telephone Enterprises, Inc., each certifies that, to the best of their knowledge, Form 10-K for the year ended December 31, 2003 (the “Report”):

1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Telephone Enterprises, Inc.

/S/ MICHAEL J. MAHONEY

Michael J. Mahoney Chief Executive Officer (Principal Executive Officer)

/S/ DONALD P. CAWLEY

Donald P. Cawley Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Commonwealth Telephone Enterprises, Inc. and will be retained by Commonwealth Telephone Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.